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                                                                     Exhibit 1.1

                         BANC ONE HELOC TRUST 199[__-_]

                                   $__________
                         HELOC ASSET-BACKED CERTIFICATES

                            BANC ONE ABS CORPORATION
                                   (DEPOSITOR)

                             UNDERWRITING AGREEMENT

                              [________ __], 199[_]


[___________________]
  as Representative (the
  "Representative") of the
  Several Underwriters named herein
[___________________]
[___________________]

Ladies and Gentlemen:

                  1. Introductory. Banc One ABS Corporation, an Ohio corporation (the "Depositor") and a wholly-owned limited purpose finance subsidiary of Banc One ABS Corporation, proposes to cause Banc One HELOC Trust 199[_-_] (the "Trust") to issue and sell $___________ principal amount of its HELOC Asset-Backed Certificates (the "Certificates") to the several underwriters named in Schedule I attached hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative. The assets of the Trust include, among other things, a pool of [adjustable] rate home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans"), under certain home equity revolving credit line loan agreements (the "Credit Line Agreements") and secured by either first or second deeds of trust or mortgages on one- to four-family residential properties (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans due after _____________, 1998 (the "Cut-off Date") [(exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date)]; property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure[; and an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") to be issued by [_____________] (the "Insurer")].

                  The Trust will be formed, and the Certificates will be issued, pursuant to a Pooling and Servicing Agreement to be dated as of [_____ __], 199[_] (the "Pooling and Servicing Agreement") among the Depositor, Bank One, N.A., a national banking association, as servicer (the "Servicer") and [_____________], a [_____________] as trustee (the "Trustee"). The Mortgage
Loans and certain other assets of the Trust Fund will be sold by each of [_____________],[_____________] and [_____________] (each, a "Seller" and together the